UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 17, 2011 (June 14, 2011)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

380 Madison Avenue
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07       Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Investment Technology Group, Inc. (the “Company”) was held on June 14, 2011.  The stockholders elected all of the Company’s nominees for director, ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2011, approved the advisory vote on executive compensation and approved holding future advisory votes on executive compensation every year.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a)          Election of Directors:

Name of Director	Shares For	Shares Withheld	Broker Non-Votes
J. William Burdett	32,346,677	2,024,059	3,263,111
Minder Cheng	33,999,778	370,958	3,263,111
Christopher V. Dodds	33,901,557	469,179	3,263,111
Robert C. Gasser	33,876,692	494,044	3,263,111
Timothy L. Jones	34,012,717	358,019	3,263,111
Kevin J.P. O’Hara	32,265,407	2,105,329	3,263,111
Maureen O’Hara	28,849,888	5,520,848	3,263,111
Steven S. Wood	32,428,678	1,942,058	3,263,111

(b)         Ratification of the appointment of KPMG LLP as our independent auditors for the 2011 fiscal year:

Shares For	Shares Against	Shares Abstain
37,408,714	171,969	53,164

(c)          Advisory vote on executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
26,746,180	7,528,306	96,250	3,263,111

(d)         Advisory vote on the frequency of an advisory vote on executive compensation:

1 year	2 years	3 years	Shares Abstain	Broker Non- Votes
30,120,698	31,540	4,127,221	91,277	3,263,111

A majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by our stockholders, the Board of Directors of the Company has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which is required to occur no later than our Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Duly Authorized Signatory of Registrant

Dated: June 17, 2011